Exhibit 99.1

RESTRICTED STOCK UNIT GRANT NOTICE

Employee Name:	[Name]

Number of Restricted Stock Units Subject to Grant:	[Restricted Stock Units]

Date of Grant:	[Grant Date]

THIS RESTRICTED STOCK UNIT GRANT NOTICE (this “Notice”) is made as of the date in the box above labeled “Date of Grant” by Huntington Bancshares Incorporated, a Maryland corporation and its subsidiaries (the “Company”), and is hereby communicated to the employee named in the box above (the “Employee”). Undefined capitalized terms used in this Notice shall have the meanings set forth in the Company’s 2004 Stock and Long-Term Incentive Plan as may be amended from time to time (the “Plan”).

WHEREAS, the Company maintains the Plan.

WHEREAS, pursuant to Article 8 of the Plan, the Committee may grant awards of Restricted Stock Units to employees, and have such grants settled in shares of the Company’s common stock, without par value (“Shares”).

WHEREAS, the Company desires to compensate the Employee with a grant of Restricted Stock Units for the Employee’s future services to the Company.

NOW, THEREFORE, in consideration of the premises, the Company grants the Employee an Award of Restricted Stock Units under the following terms and conditions:

1. Grant of Restricted Stock Units.

The Company, by authority of the Committee, hereby grants to the Employee an Award of the number of Restricted Stock Units identified above (the “Grant”) to be issued in accordance with all of the terms and conditions set forth in this Notice and the Plan. The Restricted Stock Units will be a bookkeeping entry (the “RSU Account”), and each Restricted Stock Unit shall be equivalent to one Share. All terms and conditions set forth in the Plan are deemed to be incorporated herein in their entirety.

2. Employee Accounts.

The number of Restricted Stock Units granted pursuant to this Notice shall be credited to the Employee’s RSU Account. Each RSU Account shall be maintained on the books of the Company until full payment of the balance thereof has been made to the Employee (or the Employee’s beneficiaries if the Employee is deceased) in accordance with Section 1 above. No funds shall be set aside or earmarked for any RSU Account, which shall be purely a bookkeeping device.

3. Vesting and Forfeiture Provisions.

(a) Except as provided below, if the Employee is continuously employed by the Company through the third anniversary of the Date of Grant (July 18, 2009), all of the Employee’s Restricted Stock Units in the Employee’s Restricted Stock Unit Account will vest.

(b) Notwithstanding any provision to the contrary, if, on or after the date that is six months after the Date of Grant (January 18, 2007) and before the third anniversary of the Date of Grant (July 18, 2009), 1) the Employee’s employment or service with the Company terminates due to Retirement or death, or 2) the Company terminates the Employee without Cause (as defined in Section 2.6 of the Plan, including new Section 2.6(d) of the Plan), the Employee shall vest in a prorated number of Shares (with any fractional Shares rounded up to the next whole number) equal to the number of Restricted Stock Units Subject to Grant times a fraction. The numerator of the fraction shall be the number, which in no event shall be greater than 36, of all full and partial months (with partial months being counted as full months) that passed beginning with the month that contains the Date of Grant and ending with the month in which the Employee’s termination occurred. The denominator of the fraction shall be 36.

(c) If, before the third anniversary of the Date of Grant (July 18, 2009), 1) the Employee voluntarily terminates employment or service with the Company for a reason other than Retirement, or 2) the Company terminates the Employee for Cause (as defined in Section 2.6 of the Plan, including new Section 2.6(d) of the Plan), the Employee’s Restricted Stock Units shall be forfeited. If, before the date that is six months after the Date of Grant, the Employee’s service with the company terminates for any reason, then the Employee shall forfeit all Restricted Stock Units granted under this Notice.

(d) Notwithstanding any provision to the contrary, upon the occurrence of a Change in Control, the Employee shall become immediately vested in 100% of the Restricted Stock Units in the Employee’s RSU Account.

(e) The Company will not have any further obligations to the Employee under this Grant if the Employee’s Restricted Stock Units are forfeited as provided herein, including the payment of any dividends provided for in Section 9 of this Notice.

4. Issuance of Stock.

The Company, or its transfer agent, will convert the Restricted Stock Units in the Employee’s RSU Account into Shares and deliver the total number of Shares due to the Employee within 60 days after the date the Restricted Stock Units vest or as soon as administratively possible after such date, except as otherwise provided in Section 11 below. However, notwithstanding any provision to the contrary, if, in the reasonable determination of the Company, an Employee is a “specified employee” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended, and the guidance promulgated thereunder (“Code Section 409A”), then, if necessary to comply with Code Section 409A, the Company shall not deliver the Shares otherwise payable upon the Employee’s termination and separation of service until the date that is 30 days after 6 months following the Employee’s termination and separation of service from the Company. The delivery of the Shares shall be subject to payment of the applicable withholding tax liability as set forth in Section 4. If the Employee dies before the Company has distributed any portion of the vested Restricted Stock Units, the Company will transfer any Shares payable with respect to the vested Restricted Stock Units in accordance with the Employee’s written beneficiary designation or to the Employee’s estate if no written beneficiary designation is provided. If the Employee did not have a will, any Shares payable with respect to the vested Restricted Stock Units will be distributed in accordance with the laws of descent and distribution.

5. Withholding Taxes.

The Company shall have the power and the right to deduct or withhold, or require the Employee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Notice, including the payment of Shares or cash. With regard to the above, the Company is permitted to withhold a number of Shares having a Fair Market Value equal to Employee’s withholding obligations, based on the minimum federal, state and local and other tax withholding rate, and to pay this amount to the Internal Revenue Service or other taxing authority on the Employee’s behalf. Delivery or withholding of fractional Shares is not permitted, and as such, the Company may round any fractional Shares up or down to the next whole Share to satisfy the withholding obligations.

6. Non-transferability of Grant.

The Restricted Stock Units granted herein and the rights and privileges conferred hereby may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated (by operation of law or otherwise), other than by will or by the laws of descent and distribution, and shall not be subject to execution, attachment or similar process.

7. Employee’s Rights Unsecured.

The right of the Employee or his or her beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither the Employee nor his or her beneficiary shall have any rights in or against any amounts credited to the Employee’s RSU Account or any other specific assets of the Company. All amounts credited to the Employee’s RSU Account shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes as it may deem appropriate.

8. No Voting Rights as Stockholder.

Until the Restricted Stock Units have vested and Shares have been issued, Employee shall not have any voting rights as a stockholder of the Company with respect to the Restricted Stock Units.

9. Dividends.

To the extent that cash dividends are paid on Shares after the Date of Grant and before the date the Employee receives the Shares subject to this Grant, the Employee shall receive credits of cash in a dividend bookkeeping account (the “Dividend Account”). Such cash credits shall be equal in value (based on the reported dividend rate on the date dividends were paid) to the amount of dividends paid on the Shares represented by the Restricted Stock Units in the Employee’s RSU Account. The Employee shall vest in the cash in the Dividend Account in accordance with Section 3 of the Notice in the same manner that the Employee vests in the Restricted Stock Units held in the RSU Account, except that if the Employee terminates employment for a reason described in Section 3(b) of the Notice, the Employee will be vested in the dividends accumulated in the Dividend Account from the Date of Grant to the date of termination. On the date that the Employee receives a distribution of Shares from the RSU Account (provided that such date is at least six months after the Date of Grant), the Employee shall also receive a distribution of the cash in the Dividend Account.

10. Capital Adjustment Provisions.

In the event of a stock split, stock dividend, reclassification, reorganization, redesignation, or other change in the Company’s capitalization, the number of Restricted Stock Units in the Employee’s RSU Account shall be proportionately adjusted or substituted to reflect such change.

11. Securities Law Compliance.

The delivery of all or any of the Shares shall only be effective at such time that the issuance of such Shares will not violate any state or federal securities or other laws. The Company is under no obligation to effect any registration of Shares under the Securities Act of 1933 or to effect any state registration or qualification of the Shares. The Company may, in its sole discretion, delay the delivery of the Shares or place restrictive legends on such Shares in order to ensure that the issuance of any Shares will be in compliance with federal or state securities laws and the rules of the Nasdaq or any other exchange upon which the Company’s common stock is traded. If the Company delays the delivery of the Shares in order to ensure compliance with any state or federal securities or other laws, the Company shall deliver the Shares at the earliest date at which the Company reasonably believes that such delivery will not cause such violation, or at such other date that may be permitted under Code Section 409A.

12. Plan Governs.

The Grant is made under the Plan. In the event of a conflict between one or more provisions of this Notice and one or more provisions of the Plan, the provisions of the Plan shall govern. A copy of the Plan is available upon request by contacting the Human Resources Department at the Company’s executive offices.

13. No Right to Continued Employment.

The Employee understands and agrees that this Notice does not impact in any way the right of the Company to terminate or change the terms of the employment of Employee at any time for any reason whatsoever, with or without cause. The Employee understands and agrees that his or her employment with the Company is on an “at-will” basis only.

14. Addresses for Notices.

Any notice to be given to the Company under the terms of this Notice shall be addressed to the Company, in care of the Compensation Manager, at Huntington Bancshares Incorporated, 41 South High Street, Columbus, Ohio 43215, or at such other address as the Company may hereafter designate in writing. Any notice to be given to the Employee shall be addressed to the Employee at the address maintained on the books and records of the Company.

15. Captions.

Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Notice.

16. Notice Severable.

In the event that any provision in this Notice shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Notice.

17. Expenses.

Costs of administration of the terms and conditions of this Notice will be paid by the Company.

18. Governing Law.

The terms and conditions of this Notice shall be governed by the laws of the State of Ohio, except to the extent preempted by federal law.

19. Entire Notice; Amendment; Code Section 409A Provisions.

This Notice and the Plan contain the terms and conditions with respect to the subject matter hereof and supersede any previous agreements, written or oral, relating to the subject matter hereof. This Notice shall be interpreted in accordance with Code Section 409A. This Notice shall be deemed to be modified to the maximum extent necessary to be in compliance with Code Section 409A’s rules. If the Employee is unexpectedly required to include in the Employee’s current year’s income any amount of compensation relating to the Restricted Stock Units because of a failure to meet the requirements of Code Section 409A, then to the extent permitted by Code Section 409A, the Employee may receive a distribution of Shares or cash in an amount not to exceed the amount required to be included in income as a result of the failure to comply with Code Section 409A.

Beneficiary Designation Form

Name (print):      Social Security #:       —       —

I, the above-signed, an Employee (the “Employee”) of Huntington Bancshares Incorporated, a Maryland corporation and its subsidiaries (the “Company”), who has received the Restricted Stock Unit Grant Notice (the “Notice”), hereby designate the following person(s) to be my primary beneficiary to, upon my death, receive the Shares (as defined in the Notice) I have been awarded under the Notice:

Primary Beneficiary

Name	Address	SSN	Relationship	Percentage Allocated

In the event the above primary beneficiaries are deceased or do not exist, I designate the following person(s) to be my contingent beneficiary:

Contingent Beneficiaries

Name	Address	SSN	Relationship	Percentage Allocated

Huntington Bancshares Incorporated

     By
Participant’s Signature Its:
Date:      Date: